EMPLOYMENT AGREEMENT

      This Agreement ("Agreement") is entered into this 20th day of April, 2000 (the "Effective Date") by and among Kinder Morgan, Inc., a Kansas corporation ("KMI"), Kinder Morgan G.P., Inc., a Delaware corporation ("KMGP"), and Michael
C. Morgan ("Employee").

      WHEREAS, the parties acknowledge wherever KMI is used in this Agreement it is intended to refer to both KMI and KMGP;

      WHEREAS, the parties acknowledge Employee is an officer of KMI and KMGP;

      WHEREAS, the parties wish to provide for certain conditions of employment as negotiated relating to continued employment;

      WHEREAS, the parties negotiated certain terms to extend past employment, including, without limitation, terms relating to a non-compete obligation;

      WHEREAS, Employee agrees that ample consideration was provided to ensure enforcement of certain provisions and the waiver of certain rights;

      NOW THEREFORE, in consideration of the foregoing premises and the following promises, the parties agree as follows:

     1. Intent of the Parties. It is the intent of the parties that Employee's rights under the Kinder Morgan Energy Partners, L.P. Executive Compensation Plan shall be waived and forfeited upon execution of this Agreement.

     2.    Definitions.

          (a) Termination for Cause. "Termination for Cause" shall mean termination of Employee's employment by KMI because of
      (i)Employee's conviction of a felony which in the reasonable, good faith opinion of the Compensation Committee of the Board of Directors of Kinder Morgan, Inc. would have an adverse impact on the reputation or business of KMI or any of its affiliates; (ii) subject to the notice provision's set forth below in this Section 2(a), Employee's willful refusal without proper legal cause to perform his duties and responsibilities; (iii) Employee's willfully engaging in conduct which Employee has reason to know is materially injurious to KMI or any of its affiliates; or
      (iv) subject to the notice and counseling provisions set forth below in this Section 2(a), failure to meet clearly established and reasonable performance objectives or standards established by KMI for Employee's job position.
      Such termination shall be effected by notice thereof delivered by KMI to Employee and shall be effective as of the date of such notice; provided, however, that if such termination is pursuant to clause (ii) above and within seven (7) days following the date of such notice Employee shall cease such refusal and shall use his or her best efforts to perform such duties and responsibilities, the termination shall not be effective; provided further, that termination pursuant to clause (iv) above shall not become effective unless Employee has been counseled about such unacceptable performance and coached to improve performance for at least forty-five (45) days; and, provided further, that KMI shall consult with Employee and provide an opportunity for Employee to be heard prior to effecting any termination under this section, and KMI's failure to do so shall constitute Involuntary Termination and not Termination for Cause.

          (b)   Change of Duties. A "Change of Duties" means;

               (i) A significant reduction in the nature, scope of authority or duties of Employee (without the written consent of Employee) from those applicable to him on the Effective Date of this Agreement;

               (ii) Any reduction in Employee's annual base salary, without the consent of Employee, unless it is part of a program to reduce salaries for all similarly situated employees;

               (iii) Receipt of employee benefits (including but not limited to medical, dental, life insurance, accidental death and dismemberment; and long term disability plans) that are materially inconsistent with and inferior to the employee benefits provided by KMI to employees with comparable duties; or

               (iv) A change in the location of Employee's principal place of employment by KMI by more than 50 miles from the location where he was principally employed on the Effective Date of this Agreement, without Employee's consent.

          (c) Pro-Rata Portion. "Pro-Rata Portion" is the amount determined by the formula: the compensation payment received by Employee pursuant to section 4(b) hereof, multiplied by the Pro-Rata Percentage. The Pro-Rata Percentage is defined as: 1460 minus the number of calendar days from Effective Date of this Agreement up to the date of a Non-Competition Violation, as defined in Section 5(d) below, not to exceed 1460 days, divided by 1460.

          (d) Confidential Information. "Confidential Information" shall include all information, the use of which by persons or entities other than KMI or its employees, agents or representatives would be detrimental to KMI's business interests, relating to (i) KMI's Customers, providers, suppliers, and other business affiliates; (ii) KMI's policies, practices, operating information, financial information, business plans, and market approaches; and
      (iii) other information, techniques or approaches used by KMI and not generally known or applied in KMI's industry.
      KMI believes that some or all of this information constitutes trade secrets; however, the Confidential
      Information covered in this Agreement need not satisfy the legal definition or requirements of a "trade secret" to be protected from disclosure hereunder. Confidential
      Information shall exclude any information that is generally known in KMI's industry and information known to any future employer of Employee and any information disclosed by KMI in public filings, including, without limitation, filings with the Securities and Exchange Commission and the Federal
      Energy Regulatory Commission.

          (e) Customer. "Customer" shall include any person or entity to whom during the Term of this Agreement, services are being sold by KMI, and any person or entity with whom, during the Term of this Agreement, KMI has established a strategic marketing alliance.

          (f) He, him, himself, his. "He," "him," "himself" and "his" when used herein shall be synonymous with "she," "her," "herself," and "her," as applicable.

          (g)   Involuntary Termination.  "Involuntary Termination" means
      (i) termination of Employee's employment at the behest of KMI other than a Termination for Cause; (ii) Employee's resignation on or before thirty (30) days following receipt by Employee of a notice of a Change of Duties; or (iii) a termination which under the terms of the last clause of
      Section 2(a) is not a Termination for Cause.  "Involuntary
      Termination" does not include (i) Termination for Cause;
      (ii) termination of Employee's employment due to the death of Employee; (iii) termination of Employee's employment due to Employee's disability under circumstances entitling him to benefits under KMI's long term disability plan; (iv) or any change of employer due to transfer of Employee's employment to a successor company that is a wholly owned KMI subsidiary or affiliate and/or any change of employer due to transfer of Employee's employment to a purchaser of or successor to KMI.

          (h) KMI. "KMI" means collectively Kinder Morgan, Inc., a Kansas corporation, Kinder Morgan G.P., Inc., their successors and assigns, and their divisions and affiliates. For purposes of this Agreement, the term "affiliates" shall have the same definition as the term "affiliated group" in Section 1504(a) of the Internal Revenue Code of 1986, as amended from time to time.

          (i) Welfare Benefit Coverages. "Welfare Benefit Coverages" shall mean the medical, dental, life insurance, long term disability and accidental death and dismemberment coverages provided by KMI to its active employees.

       3. Term of This Agreement. The term of this Agreement shall be four (4) years from the Effective Date of this Agreement. It is expressly understood and agreed that this Agreement shall terminate and be of no further force or effect at the end of the initial four (4) year term.

       4. KMI's Promises. In consideration of Employee's promises, KMI hereby agrees as follows:

          (a) Salary. Employee shall receive a base salary of two hundred thousand dollars ($200,000) annually. Increases may occur at the behest of the senior management of the Company if approved by the Compensation Committee of the Board. Salary shall be continued only if Employee's employment continues.

          (b) Compensation Payment. In consideration of the obligations of Employee set forth in Section 5(d) hereof and for waiving all rights under the Kinder Morgan Energy Partners, L.P. Executive Compensation Plan, Kinder Morgan, Inc. shall cause Kinder Morgan G.P., Inc., on behalf of Kinder Morgan Energy Partners, L.P., to pay Employee a lump sum payment of seven million, ten thousand dollars ($7,010,000.00) within three (3) days of execution of
     this Agreement.   The parties acknowledge that Employee and
     Kinder Morgan Energy Partners, L.P. have executed a termination and settlement of the grant agreement evidencing Employee's grant under the Kinder Morgan Energy Partners, L.P. Executive
     Compensation Plan.

          (c) Stock Options. Kinder Morgan, Inc. will provide Employee a grant of 150,000 stock options priced at $33.125, the closing price of Kinder Morgan, Inc.'s common stock on the New York Stock Exchange on April 20, 2000. The terms and conditions are specified in the Option Agreement (Exhibit B).

          (d) Bonus. Employee will be eligible for any applicable incentive compensation plan of KMI or its predecessors, at the same level as other senior officers.

          (e) Directors and Officers Insurance. As long as Employee is an officer or director of either Kinder Morgan, Inc. or any of its affiliates, KMI will provide director and officer liability coverage to Employee on the same terms as it provides to other officers and directors.

          (f) Bridging. KMI will provide for bridging of service for eligible employees in accordance with approved plan documents in effect on the Effective Date of Employee's Involuntary Termination.

          (g) Condition to Receipt of Benefits Listed in This Paragraph 4. As a condition of receipt of any benefit listed in this Paragraph 4, Employee shall execute Exhibit A, Exhibit B and be subject to all promises provided in Section 5(d) of this Agreement. Exhibit A and Exhibit B shall be executed upon execution of this Agreement.

      5. Employee's Promises.

          (a) Confidential Information. Employee shall not, while employed by KMI or at any time thereafter, directly or indirectly, (i) use or apply any Confidential Information for unauthorized purposes, alone or with any other person or entity; or (ii) disclose or provide any Confidential Information to any person or entity not authorized by KMI to receive such Confidential Information.

          (b) Non-Disparagement Agreement. Employee specifically agrees that he will not in any way disparage KMI, its officers, directors, employees, consultants, agents, or business operations or decisions; provided, however, that Employee shall not be held in breach of this provision should Employee testify pursuant to subpoena under oath and give testimony that KMI considers to be disparaging.

          (c) Non-Solicitation of KMI Employees. Employee agrees that, for the term of the Agreement from the date of termination of employment hereunder, he will not encourage, entice, or otherwise solicit any employee of KMI or any of its affiliates or subsidiaries, or aid any third party to encourage, entice or solicit any employee of KMI, to leave employment with KMI in order to accept employment elsewhere. For purposes of this paragraph, "employment elsewhere" shall include any relationship of employer/employee and any relationship of principal/independent contractor.

          (d) Non-Competition. Employee acknowledges that; 1) KMI and its affiliates are engaged in the business (the "Business")of owning and/or operating integrated natural gas assets, products and bulk terminals, refined products, natural gas, natural gas liquids and carbon dioxide pipelines, electricity generating assets and other midstream energy assets; 2) the Business is conducted throughout the United
      States; 3) his work for KMI gives or gave him access to proprietary information and trade secrets of and confidential information concerning KMI, and 4) the agreements and covenants contained in this provision are essential to protect the Business and the trade secrets, confidential and proprietary information and other legitimate interests of KMI. Accordingly, Employee covenants and agrees as follows:

               (i) Employee agrees that for a period of four (4) years following the Effective Date of this Agreement regardless of whether Employee remains employed by KMI, Employee, other than on behalf of KMI, will not engage in any conduct, line of business or activity which is the same as or substantially similar to any conduct, activity or line of business conducted by KMI or their affiliates in which Employee was or is engaged in during his employment by KMI (each such line of business or activity being an "Exclusive Activity"), in any geographic area in which Company conducts such Exclusive Activities.

               (ii) The parties stipulate and agree that the terms and covenants contained in this provision are fair and reasonable in all respects, including the time period and geographical coverage and that these restrictions are designed for the reasonable protection of the business of KMI. If, at the time of enforcement of any of these provisions, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. In such event KMI and Employee hereby specifically request a trial court presented with this Agreement for enforcement to reform it as to time, geographic area or scope of activities prohibited and to enforce this Agreement as reformed.

               (iii) In the event KMI determines that Employee has violated the provisions of this Section 5(d), KMI agrees to provide Employee written notice of such violation. If Employee does not cease the conduct prohibited by this Section 5(d) and cure the impact of such conduct on KMI within 30 days after receipt of written notice from KMI, a "Non-Competition Violation" shall be deemed to have occurred at the end of such 30 day period, and the provisions of Section 7 shall apply.

               (iv) KMI hereby waives any rights under, and Employee shall not be deemed to have violated, the provisions of this Section 5(d) with respect to any conduct or activity of Employee if Employee gives KMI 30 days written notice prior to engaging in such conduct or activity, and KMI does not object to such conduct or activity in writing within the 30 day period following notice from Employee.

          (e)   Section 5 shall be enforceable only to the extent either Richard
      D. Kinder or William V. Morgan serves as Chief Executive Officer of Kinder Morgan, Inc. or its successor.

     6. Effects of Termination. During the term of this Agreement, a termination of Employee's employment for any of the following reasons shall have the effects set forth below:

          (a) Termination is for Cause. If the Employee's employment is terminated by a Termination for Cause:

                     (i) subject to Section 7 below, Employee shall be entitled to retain the all payments and benefits made under Sections 4(b) hereof;

                     (ii) Employee shall retain the stock options granted in
                accordance with Section 4(c) hereof;

                     (iii) Employee shall not be eligible for severance payments under KMI's severance policy; and

                      (iv) all benefits otherwise payable under Sections 4(a)
                and 4(d) hereof shall cease.

          (b) Termination for Change of Duties or Involuntary Termination. If the Employee's employment is terminated by a Termination for Change of Duties or an Involuntary Termination:

                     (i) subject to Section 7 below, Employee shall be entitled to retain all payments and benefits made under Sections 4(b) hereof;

                     (ii) Employee shall retain the stock options granted in
                accordance with Section 4(c) hereof;

                     (iii)Employee shall be eligible for severance consistent
                with KMI's severance policy; and

                     (iv) all benefits otherwise payable under Sections 4(a) and
                4(d) hereof shall cease.

          (c) Termination for Death, Disability ,Retirement or Resignation. If the Employee's employment is terminated due to the death, disability, retirement or resignation of Employee:

                     (i) subject to Section 7 below, Employee shall be entitled to retain all payments and benefits made under Sections 4(b) hereof;

                     (ii) Employee shall retain the stock options granted in
                accordance with Section 4(c) hereof; and

                     (iii) All other payments and benefits relating to
                Employee's employment shall cease upon last day of employment other than benefits which generally continue for all KMI employees after termination of employment under the terms of KMI's benefit plans.



     7. Violation of Non-Competition; Payment of Pro-Rata Portion. Within three business days following a Non-Competition Violation which occurs during the term of this Agreement,, Employee shall pay to KMI an amount in U.S. dollars equal to the Pro-Rata Portion, calculated in accordance with Section 2(c) hereof.

     8. Adequacy of Consideration. By executing this Agreement, KMI and Employee acknowledges the receipt and sufficiency of the consideration provided by the other in conjunction with executing this Agreement. Each acknowledges and confirms to the other that the consideration provided by the other is good and valuable consideration legally supportive of each party's respective rights, duties and obligations hereunder. By executing this Agreement, KMI and Employee shall be estopped from raising and hereby expressly waive any defense regarding the receipt and/or legal sufficiency of the consideration provided by one to the other with respect to this Agreement.

     9. Nonassignability. This Agreement shall inure to the benefit of, and be binding upon, Employee and Employee's personal or legal representatives, employees, administrators, successors, heirs, distributees, devisees and legatees, and KMI, its successors and assignees, provided, however, that neither KMI nor Employee may assign any of Employee's or its rights or benefits hereunder without the prior written consent of the other.

     10. No Attachment. Except as required by law, the right to receive payments under this Agreement shall not be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void ab initio and of no effect.

     11. Arbitration. The parties agree that any dispute regarding the interpretation or breach of any term of this Agreement shall be resolved through arbitration pursuant to the guidelines set forth by the American Arbitration Association and that any attempt by either party to bring a court action concerning this Agreement shall be subject to dismissal for lack of jurisdiction at the request of the other party. The arbitration and all related activities shall occur in Houston, Texas. To the extent that either party should initiate action to enforce this

Agreement, the party prevailing in the action for breach shall be entitled to recover its attorney fees and costs incurred in the prosecution or defense of said action.

     12. Headings. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     13. Controlling Law. This Agreement shall be governed and construed in accordance with the laws of Texas.

     14. Entire Agreement. This document constitutes the entire agreement of the parties on the subject matters addressed herein and may not be expanded or except by express written agreement executed by both.

     15. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties on separate counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     16. Effective Date. The Effective Date of this Agreement shall be the date provided at the top of this Agreement.

KINDER MORGAN, INC. and KINDER MORGAN G.P., INC.



By /s/ Joseph Listengart
   ---------------------------------------------
   Title: Vice President

Witness:  /s/ Andre Massey
          ---------------------------------------



EMPLOYEE


     /s/ Michael C. Morgan
------------------------------------------------
Name:  Michael C. Morgan


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




      In connection with the Employment Agreement (the "Agreement") dated April 20, 2000, by and among Michael C. Morgan, Kinder Morgan, Inc. and Kinder Morgan G.P., Inc. (collectively ("KMI"), Employee for himself and his representatives, heirs, and assigns, hereby releases and discharges KMI, any parent, sister or subsidiary company, and any present or former shareholders, officers, directors, employees, agents, representatives, legal representatives, accountants, successors, and assigns, , Richard Kinder, and William Morgan, from all claims, demands, and actions of any nature, known or unknown, in any manner arising out of or involving any aspect of his rights under the Kinder Morgan Energy Partners, L.P. Executive Compensation Plan and any agreement executed in connection therewith. This release includes any and all claims concerning attorney fees, costs, and any and all other expenses related to the claims released herein. This release does not include claims for breach of the Agreement, indemnification, coverage or defense under any applicable directors and officers' insurance policy or vested employee benefits.





EMPLOYEE:


    /s/ Michael C. Morgan
----------------------------------------
Employee Signature

                               KINDER MORGAN, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT
                                     For the
                   1994 KINDER MORGAN LONG TERM INCENTIVE PLAN


      This   Nonqualified    Stock   Option   Agreement    ("Option
Agreement") is between Kinder Morgan, Inc. (the "Company"), and Michael C. Morgan ("Optionee"), who agree as follows:

      Section 1. Introduction. The Company has heretofore adopted the Kinder Morgan, Inc. (f/k/a KN Energy, Inc.) 1994 Kinder Morgan Long Term Incentive Plan (the "Plan") for the purpose of providing eligible employees of the Company and its Affiliates (as defined in the Plan) with incentive and reward opportunities designed to enhance the profitable growth of the Company. The Company, acting through the Committee (as defined in the Plan), has determined that its interests will be advanced by the issuance to Optionee of a nonqualified stock option under the Plan.

      Section 2. Option. Subject to the terms and conditions contained herein, the Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company 150,000 shares of the Company's common stock, $5.00 par value ("Stock"), at a price of $33.125 per share.

      Section 3. Option Period. The Option, herein granted, may be exercised by Optionee in whole or in part at any time during a ten year period (the "Option Period") beginning on April 20, 2000 (the "Date of Grant").


      Section 4. Procedure for Exercise. The Committee or its designee shall establish procedures for Exercise of the Option.

      Section 5. Termination of Employment. If, for any reason other than Death, Optionee ceases to be employed by the Company or its Affiliates, the Option may be exercised to the extent Optionee would have been entitled to do so, but in no event may the Option be exercised after the expiration of the Option Period.

      Section 6. Death. In the event that Optionee's employment is terminated because of Optionee's death, this Option may be exercised, at any time and from time to time, within the Option Period after such Death, by (i) the guardian of Optionee's estate, (ii) the executor or administrator of Optionee's estate, or
(iii) the person or persons to whom Optionee's rights under this Option Agreement shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after the expiration of the Option Period.

      Section  7.   Transferability.   This  Option  shall  not  be
transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee or his guardian or authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

      Section 8. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

      Section 9. Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

      Section 10. Changes in Capital Structure. If the outstanding shares of Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split or combination of shares, the number and kind of shares of Stock or other securities subject to the Plan or subject to the Option, and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

      Section 11. Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 7) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

      Section 12. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

      Section 13. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to

Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

      Section 14. No Right to Employment or Directorship. Optionee shall be considered to be in the employment of the Company or its Affiliates or in service on the Board so long as he or she remains an employee or director of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment or service on the Board and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company or its Affiliates or to continue service on the Board, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between Optionee and the Company or its Affiliates.

      Section 15. Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee and Optionee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives and successors.

      Section 16. Legends on Certificate. The certificates representing the shares of Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

      Section 17. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail or by any other method accepted by the Company or the Company's designee. All notices of the exercise of any Option hereunder shall be directed to Kinder Morgan, Inc., 1301 McKinney, Suite 3450, Houston, Texas 77010, Attention: Secretary, or to the Company's designee. Any notice given by the Company to Optionee directed to Optionee at the address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

      Section 18. Construction and Interpretation. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 7 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

      Section   19.   Agreement   Subject  to  Plan.   This  Option
Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

      Section 20. Entire Agreement; Amendment. This Option Agreement and any other agreements and instruments contemplated by this Option Agreement contain the entire agreement of the parties, and this Option Agreement may be amended only in writing signed by both parties.

      Section 21. Modification and Severability. If a court of competent jurisdiction declares that any provision of this Option Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Option Agreement, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Option Agreement to which such declaration does not relate. In this event, this Option Agreement shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Option Agreement otherwise shall remain in full force and effect. If any provision of this Option Agreement is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the construction which renders it valid.

      Section 22. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

      Section 23. Governing Law. This Option Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado and applicable federal law.








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IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been executed as of the 20th day of April, 2000.


                               KINDER MORGAN, INC.

                                  /s/ Joseph Listengart
                          By:  _________________________________
                               Joseph Listengart
                               Vice President


                          OPTIONEE



                               /s/ Michael C. Morgan
                          ---------------------------------------
                                Michael C. Morgan






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